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                                                                     EXHIBIT 4.9

                                 INFORMAX, INC.
                             STOCK OPTION AGREEMENT

       This Stock Option Agreement (the "Option Agreement") is made as of the 19th day of March, 1999, by and between INFORMAX, INC., a Delaware corporation (the "Company"), and Vadim Babenko, an employee of the Company or its subsidiaries (the "Optionee").

       WHEREAS, the Company has determined that it is desirable and in its best interest to grant to the Optionee, an option to purchase a certain number of shares of the Company's Non-Voting Common Stock, $.01 par value (the "Stock") in consideration for the Optionee's exceptional contributions made to the Company over the prior five years, and to provide the Optionee with an incentive to advance the interests of the Company, all according to the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

       1.     GRANT OF OPTION.

              A. The Company hereby grants to the Optionee the right and option (the "Option") to purchase from the Company, on the terms and subject to the conditions hereinafter set forth, 1,600,000 shares of Stock.

              B. The date of grant of this Option is March 20, 1999 (the "Grant Date").

       2. PRICE. The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Option Agreement is $0.50 per share.

       3. EXERCISE OF OPTION. Except as otherwise provided herein, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

              A. Time of Exercise of Option. The Optionee may exercise the Option (subject to the limitations on exercise set forth in Subsection G below), in whole or in part, at any time and from time to time, after the Grant Date and prior to the termination of the Option as set forth in Subsection F below.

              B. Exercise by Optionee. During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option.

              C. Termination of Service. The Optionee may exercise the Option only while the Optionee is an employee or Director of the Company or any "subsidiary corporation" thereof within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Subsidiary") or for three years


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thereafter, after which the Option shall terminate, except as provided in
Subsection D and E of this Section. Upon the Optionee's termination of service, the Optionee may (subject to the limitations on exercise set forth in Subsection G below) exercise all or any part of the Option, to the extent that it was exercisable at the time of the termination of service, at any time within three years after the termination of service and prior to the termination of the Option, as set forth in Subsection F of this Section.

              D.     Death.

              (a) In the event of the Optionee's death while providing service to the Company or a Subsidiary, the personal representative or legatees or distributees of the Optionee's estate, as the case may be, shall have the right (subject to the limitations on exercise set forth in Subsection G below) to exercise all or any part of the Option, to the extent that the Option was exercisable on the date of the Optionee's death, at any time within three years after the date of the Optionee's death.

              (b) In the event of the Optionee's death within the period following the termination of service for the Company or a Subsidiary during which the Option was exercisable pursuant to Subsection C or E of this Section, the personal representative or legatees or distributees of the Optionee's estate, as the case may be, shall have the right (subject to the limitations on exercise set forth in Subsection G below) to exercise all or any part of the Option, to the extent that the Option was exercisable on the date of the Optionee's death, at any time within the later of (i) one (1) year after the date of the Optionee's death or (ii) the period following the termination of service for the Company or a Subsidiary during which the Option would have been exercisable by Optionee pursuant to Subsection C or E of this Section had Optionee not died.

              E. Disability. If the Optionee's termination of service is by reason of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), the Optionee or the guardian or legal representative shall have the right (subject to the limitations on exercise set forth in Subsection G below) to exercise all or any part of the option, to the extent that the Option was exercisable at the time of the termination of service, at any time within three years after termination of service.

              F. Termination of Option. The Option shall terminate upon the earliest of (i) the expiration of a period of ten (10) years from the date of grant of the Option, as set forth in Section 1 above, (ii) three years after the Optionee's termination of service to the Company or a Subsidiary, unless such termination falls within the scope of Subsection D or E of this Section, or
(iii) in the event the Optionee's termination of service falls within the scope of Subsection D or E of this Section, upon the expiration of the period after the Optionee's termination of employment with the Company or a Subsidiary within which the Option is exercisable as specified in Subsection D or E of this Section, whichever is applicable.

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              G.     Limitations on Exercise of Option. Notwithstanding the
foregoing Subsections of this Section, in no event may the Option be exercised, in whole or in part, after ten years following the date upon which the Option is granted, as set forth in Section 1 above, or after the occurrence of an event referred to in Section 7 below which results in termination of the Option. In no event may the Option be exercised for a fractional share.

       4. METHOD OF EXERCISE OF OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the Board) which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, except as provided below. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (as determined in good faith by the Board of Directors of the Company) on the date of exercise, provided that the Stock being exchanged must have been held by the Optionee for at least six (6) months; (iii) in the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, by delivering a written direction to the Company that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the option are delivered to the Company by a broker upon receipt of stock certificates from the Company) or a cashless exercise/loan procedure (pursuant to which the Optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to the Company whereby the stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option, and the broker will deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that the Company, may, in its judgment, be required to withhold with respect to the exercise of the Option; or (iv) by a combination of the methods described in (i), (ii), and (iii) above. Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option, as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

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       5.     LIMITATIONS ON TRANSFER.

              (a) Transferability. The Option shall not be assignable or transferable, other than by will or the laws of descent and distribution. No holder of shares acquired pursuant to this Option Agreement shall sell, assign, transfer, pledge or hypothecate such shares except in accordance with the terms of this Option Agreement. No holder of shares acquired pursuant to this Option Agreement will pledge or hypothecate such shares without the prior consent of the Company. Notwithstanding anything to the contrary, any Stock acquired pursuant to this Option Agreement may be transferred by gift to the holder's "Family", provided that any such transferee shall enter into a written agreement to be bound by the terms of this Option Agreement. For this purpose, "Family" shall mean the siblings, children, parents and spouse of the holder of such shares.

              (b)    Right of First Refusal.

                     (i) The Optionee shall not sell, pledge, assign, gift, transfer or otherwise dispose of any shares of Stock acquired pursuant to the Option Agreement to anyone without first offering them to the Company for purchase on the same terms and conditions as those offered the proposed transferee. Any individual who proposes such a transfer (the "Transferor") shall notify the Company, in writing, of the identity of the transferee and the terms and conditions of such transfer. The Company may exercise its right of first refusal within sixty (60) days after receiving such notice of the proposed transfer. If the Company (or its permitted assignee) fails to exercise such right of first refusal during this sixty (60) day period, the Transferor may proceed with the proposed transfer at any time within the next sixty (60) days, and if he does not do so, the restrictions of this Subsection shall re-apply. The restrictions of this Subsection shall re-apply to any person to whom Stock that was originally acquired pursuant to the Option Agreement is sold, pledged, assigned, bequeathed, gifted, or otherwise transferred, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock. Notwithstanding the foregoing, the restrictions of this Subsection shall not apply to a transfer of Stock that occurs as a result of the death of the Transferor or of any subsequent transferee (but shall apply to the executor, administrator or personal representative, the estate and the legatees, beneficiaries and assigns thereof). The right of first refusal granted in this Section shall terminate on the closing of an initial public offering of the Company's Stock under the Securities Act.

                     (ii) The Company may assign its right of first refusal under this Section 5, in whole or in part, to a Shareholder, a Plan or an Affiliate. The Company shall give reasonable written notice to the Transferor of any assignment of its rights.

              (d) Legend. In order to enforce the restrictions imposed upon shares under this Option Agreement, the Board may cause a legend or legends to be

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placed on any certificate representing shares issued pursuant to this Option
Agreement which legend or legends shall make appropriate reference to the restriction imposed under it.


                6. RIGHTS AS SHAREHOLDER. Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock transferable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the shareholder of record on the books of the Company.

                7.     EFFECT OF CHANGES IN CAPITALIZATION.


                       A. Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

                       B. Reorganization in Which the Company Is the Surviving Corporation. Subject to Subsection C of this Section, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

                       C. Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another


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corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning eighty percent (80%) or more of the combined voting power of all classes of stock of the Company, the Option hereunder shall terminate, except that, to the extent that, in connection with such transaction, holders of shares of Stock receive stock of a successor corporation, or a parent or subsidiary thereof, either (i) the Options shall be assumed by such successor corporation, or such parent or subsidiary, and shall continue in effect and apply to such stock or (ii) such corporation shall substitute for such Options new options covering the stock of such successor corporation, or such parent or subsidiary, with appropriate adjustments as to the number and kinds of shares and exercise prices, and the Options so assumed or such substituted options shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right (subject to the limitations on exercise set forth in Subsection
G of Section 3 above), for thirty (30) days immediately prior to the occurrence of such termination, to exercise the Option in whole or in part, whether or not the Optionee was otherwise entitled to exercise such Option at the time such termination occurs. The Company shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its shareholders.

                       D. Adjustments. Adjustments specified in this Section relating to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                8. GENERAL RESTRICTIONS. The Company shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Option, the Company shall not be required to sell or issue such shares unless the Company has received evidence


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satisfactory to it that the holder of the Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the shares of Stock covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                9. WITHHOLDING OF TAXES. The parties hereto recognize that the Company or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Company or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Company or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalent.

                10. DISCLAIMER OF RIGHTS. No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Company or any Subsidiary.

                11. INTERPRETATION OF THIS OPTION AGREEMENT. All decisions and interpretations made by the Board of Directors of the Company with regard to any question regarding this Option Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

                12. GOVERNING LAW. This Option Agreement is executed pursuant to and shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

                13. BINDING EFFECT. Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be


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binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

                14. NOTICE. Any notice hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

                15. ENTIRE AGREEMENT. This Option Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.


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                IN WITNESS WHEREOF, the parties hereto have duly executed this
Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.

ATTEST:                                        INFORMAX, INC.

  /s/ James E. Bernstein                       By: /s/ Dr. Alexander Titomirov
--------------------------------                 ------------------------------

                                               Title:  President / CEO
                                                     --------------------------

                                               OPTIONEE:

                                                        /s/ Vadim Babenko
                                               --------------------------------

                                               ADDRESS FOR NOTICE TO OPTIONEE:

                                               7501 Heatherton Lane
                                               Potomac, MD 20854


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